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                                                                    Exhibit 23.1



         CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS

THE BOARD OF DIRECTORS
LSI LOGIC CORPORATION



        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the DataPath Systems, Inc. Amended 1994 Stock Option Plan and Amended and Restated 1997 Stock Option Plan, as assumed by LSI Logic Corporation, of our report dated February 18, 2000 relating to the financial statements, which appears in the Annual Report to Shareholders, which is included in this Annual Report on Form 10-K.


                                             /s/ Pricewaterhouse Coopers LLP



San Jose, California

August 1, 2000